 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2022 relating to the financial statements of TPG Partners, LLC appearing in the Form 10-K of TPG Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Fort Worth, Texas

January 5, 2023